Exhibit 99.1

PRESS RELEASE

Blackbaud Board of Directors Unanimously Rejects Unsolicited Proposal from Clearlake Capital
Highly Opportunistic Proposal Fundamentally Undervalues the Company, is Not an Appropriate Basis for Engagement and is Not in the Best Interest of Stockholders
Company Has Strong Momentum Executing Organic Growth Strategy and Continues to Drive
Improvement on the Rule of 40
Charleston, S.C. (March 27, 2023) — Blackbaud, Inc. (NASDAQ: BLKB) ("Blackbaud" or the "Company"), the leading provider of software for powering social impact, today confirmed that its board of directors (the "Board") received, thoroughly reviewed and rejected an unsolicited, non-binding proposal from Clearlake Capital Group, L.P. ("Clearlake") to acquire all of the outstanding shares of the Company for $71.00 per share in cash.
The Board is open to and regularly evaluates opportunities to enhance value, and the Clearlake proposal follows a recently completed, thorough review of the Company's business, prospects and industry outlook. Consistent with its fiduciary duties, the Board conducted a review of the proposal, in consultation with independent financial and legal advisors and against the Board's recently completed internal analysis. Following this comprehensive review, the Board unanimously determined that the proposal is highly opportunistic and significantly undervalues Blackbaud. As such, the Board determined that the Clearlake proposal is not an appropriate basis for engagement and is not in the best interest of stockholders.
"Our Board is committed to driving value for all stockholders and regularly reviews our strategy and evaluates opportunities to achieve that goal," said Andrew M. Leitch, Chairman of the Board. "Clearlake's unambiguous statement that the firm itself does not need to be an acquirer is an overt attempt to put the Company in play opportunistically. Most importantly, the proposal disregards the tangible momentum in Blackbaud's business that we are confident will drive enhanced value for stockholders."
Mike Gianoni, President and CEO, Blackbaud, added, "Building off of a strong full year 2022, we continue to successfully execute our overall strategy and launched a number of key initiatives early this year that are already delivering results and support our overall objectives to manage the business efficiently and effectively, and drive profitability, increased revenue and cash flow. We are pleased with the significant progress we have made on our Rule of 40 strategy through the start of this year and anticipate accelerated improvement through the remainder of the year. We look forward to sharing more about Blackbaud's strong progress on our next earnings call."
Foros is serving as financial advisor to Blackbaud and Vinson & Elkins L.L.P. is serving as Blackbaud's legal advisor.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility, and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and $100 billion donated, granted, and invested through its platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek's list of America's Most Responsible Companies, Quartz's list of Best Companies for Remote Workers, and Forbes' list of America's Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Other important factors that could cause results to differ materially include the risk factors set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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